UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 2, 2018

DARLING INGREDIENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS		75038
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2018, Darling Global Finance B.V. (the “Issuer”), a wholly-owned indirect finance subsidiary of Darling Ingredients Inc. (the “Company”) incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands, the Company and the subsidiary guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with BNP Paribas, for itself and on behalf of the other several initial purchasers named therein (together with BNP Paribas, the “Initial Purchasers”), for the sale by the Issuer, and the purchase by the Initial Purchasers, severally, of €515,000,000 aggregate principal amount of the Issuer’s 3.625% Senior Notes due 2026 (the “Notes”). The Purchase Agreement contains customary representations, warranties and agreements by the Issuer, the Company and the subsidiary guarantors named therein. In addition, the Issuer, the Company and such subsidiary guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

On May 2, 2018, the Notes, which were offered in a private offering, were issued pursuant to a Senior Notes Indenture, dated as of May 2, 2018 (the “Indenture”), among the Issuer, the Company, the subsidiary guarantors party thereto from time to time, Citibank, N.A., London Branch, as trustee (the “Trustee”) and principal paying agent, and Citigroup Global Markets Deutschland AG, as principal registrar.

The gross proceeds from the sale of the Notes were €515,000,000. The gross proceeds from the sale of the Notes, together with borrowings under the Company’s revolving credit facility, are expected to be used to refinance all of the Issuer’s 4.75% Senior Notes due 2022 by cash tender offer for those notes, and, if and to the extent necessary, redemption of those notes and to pay any applicable premiums for the refinancing, to pay the commission of the Initial Purchasers and to pay the other fees and expenses related to the offering of the Notes.

The Notes will mature on May 15, 2026. The Issuer will pay interest on the Notes on May 15 and November 15 of each year, commencing on November 15, 2018. Interest on the Notes will accrue from May 2, 2018 at a rate of 3.625% per annum and be payable in cash.

Guarantees. The Notes will be guaranteed (such guarantees, the “Guarantees”) by the Company and all of its restricted subsidiaries (other than any foreign subsidiary or any receivables entity) (together with the Company, the “Guarantors”) that are borrowers under or that guarantee the Company’s existing secured term loan facilities and secured revolving credit facility (collectively, the “Senior Secured Facilities”) or, if the Senior Secured Facilities are not outstanding, that incur certain other indebtedness. The Guarantee of any Guarantor may be released under certain circumstances specified in the Indenture.

Ranking. The Notes are senior unsecured obligations of the Issuer and rank equally in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness. The Notes are effectively junior to all of the Issuer’s existing and future secured indebtedness, including its guarantee of the Senior Secured Facilities, to the extent of the value of the assets securing such indebtedness. The Notes are structurally junior to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of all subsidiaries of the Company (other than the Issuer) that do not guarantee the Notes, including current and future foreign subsidiaries that are borrowers under or that guarantee the Senior Secured Facilities but not the Notes. The Notes are senior in right of payment to all of the Issuer’s future subordinated indebtedness, if any.

The Guarantees are senior unsecured obligations of the Guarantors and rank equally in right of payment with all of each Guarantor’s existing and future senior unsecured indebtedness (including, in the case of the Company, its outstanding 5.375% Senior Notes due 2022 (the “5.375% Notes”) and, in the case of any subsidiary guarantor, such subsidiary guarantor’s guarantee of the 5.375% Notes). The Guarantees are effectively junior to all of each Guarantor’s existing and future secured indebtedness, including such Guarantor’s indebtedness under the Senior Secured Facilities, to the extent of the value of the assets securing such indebtedness. The Guarantees are structurally junior to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of each Guarantor’s non-guarantor subsidiaries (other than the Issuer), including current and future foreign subsidiaries of each Guarantor that are borrowers under or that guarantee the Senior Secured Facilities but not the Notes. The Guarantees are senior in right of payment to all of each Guarantor’s future subordinated indebtedness, if any.

Payment of Additional Amounts. All payments made with respect to the Notes or under the Guarantees will be made without withholding or deduction for taxes in any relevant taxing jurisdiction unless required by law. In the event that such taxes are required to be withheld or deducted from payments on the Notes or under the Guarantees, the Issuer or the applicable Guarantor, as the case may be, will, subject to certain exceptions, pay such additional amounts (“Additional Amounts”) as will result, after deduction or withholding of such taxes, in the payment of the amounts which would have been payable in respect of the Notes or the Guarantees had no such withholding or deduction been required.

Offer to Purchase; Open Market Purchases. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “Change of Control Repurchase Event” and “Asset Sale Proceeds” below. The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise and at differing prices, in accordance with applicable securities law, so long as such acquisition does not otherwise violate the terms of the Indenture.

Optional Redemption. The Issuer may redeem the Notes, in whole but not in part, at any time prior to May 15, 2021, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and an Applicable Premium (as defined below) and all Additional Amounts (if any) then due or which will become due on the redemption date as a result of the redemption or otherwise (subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof). The “Applicable Premium” means, with respect to any Note at any redemption date, the greater of: (i) 1.0% of the principal amount of such Note; and (ii) the excess, if any, of (A) the present value as of such redemption date of (1) the redemption price of such Note at May 15, 2021 (such redemption price being set forth in the table in the next paragraph below), plus (2) all required interest payments due on such Note through May 15, 2021 (excluding accrued but unpaid interest to the redemption date and including Additional Amounts to the extent, and only to the extent, attributable to certain taxes that are in effect as of such redemption date), computed using a discount rate equal to the applicable Bund Rate (as defined in the Indenture) as of such redemption date plus 50 basis points, over (B) the principal amount of such Note.

On and after May 15, 2021, the Issuer may redeem all or, from time to time, a part of the Notes (including additional Notes, if any, that the Issuer may elect to issue in the future (“Additional Notes”)), at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable redemption date and all Additional Amounts (if any) then due or which will become due on the applicable redemption date as a result of the redemption or otherwise (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Percentage
2021	101.8125%
2022	100.9063%
2023 and thereafter	100.0000%

In addition, prior to May 15, 2021, the Issuer may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes), with the net cash proceeds of one or more equity offerings at a redemption price of 103.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date and all Additional Amounts (if any) then due or which will become due on the redemption date as a result of the redemption or otherwise (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof); provided that (1) at least 50% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and (2) the redemption occurs within 120 days after the closing of such equity offering.

Redemption for Taxation Reasons. The Notes may be redeemed at the Issuer’s option, in whole but not in part, at any time, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date and all Additional Amounts (if any) then due and which will become due on such redemption date as a result of such redemption or otherwise (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amount (if any) in respect thereof), in certain circumstances in which the Issuer or any Guarantor would become obligated to pay Additional Amounts or in which interest on the Notes (or on the related intercompany loan) would not be currently deductible, in whole or in part, by the Issuer, its direct parent or any consolidated tax group that the Issuer or its direct parent is a part, for tax purposes of The Netherlands, in each case as a result of changes in certain tax laws.

Change of Control Repurchase Event. If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless the Issuer has exercised its right to redeem all the Notes as described above under “Optional Redemption,” each holder will have the right to require the Issuer to repurchase all or any part (equal to an integral multiple of €1,000) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Asset Sale Proceeds. If the Company or any of its restricted subsidiaries engage in certain Asset Dispositions (as defined in the Indenture), the Company or such restricted subsidiary generally must, within specific periods of time, either prepay, repay or purchase certain indebtedness of the Issuer, the Company or a restricted subsidiary or must invest the net cash proceeds from such sales in certain additional assets. If net cash proceeds in excess of $50.0 million from asset dispositions are not applied or invested as provided above, the Issuer (or an applicable Guarantor) must make an offer to purchase (on a pro rata basis, if necessary) Notes and certain other indebtedness ranking equally in right of payment with the Notes (to the extent required by the terms of such other indebtedness) in an aggregate principal amount equal to the amount of such excess net cash proceeds. The purchase price of the Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants. The Indenture contains covenants limiting the ability of the Company and its restricted subsidiaries (including the Issuer) to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends or make other distributions on or repurchases of the Company’s capital stock or make other restricted payments;

•	make loans or investments;

•	create liens;

•	designate the Company’s subsidiaries as unrestricted subsidiaries; and

•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of the Company’s assets.

These covenants are subject to exceptions and qualifications and many of the covenants may be suspended under certain circumstances specified in the Indenture.

No Registration Rights. The Notes have not been and will not be registered under the Securities Act or any state securities laws. Neither the Issuer nor the Company intends to issue registered notes in exchange for the Notes.

Events of Default. The Indenture also provides for customary events of default, including, without limitation, payment defaults, covenant defaults, cross acceleration defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency and judgment defaults in excess of specified amounts. If any such event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in principal amount of the total outstanding Notes may declare the principal, premium, if any, interest and Additional Amounts, if any, on all the then outstanding Notes to be due and payable immediately or, in the case of certain events of bankruptcy and insolvency in respect of the Issuer or the Company, the principal, premium, if any, interest and Additional Amounts, if any, on all the then outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or the holders.

The summary set forth above is not complete and is qualified in its entirety by reference to the full text of the Indenture attached hereto as Exhibit 4.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On May 2, 2018, the Company announced the expiration and results of the previously announced cash tender offer (the “Tender Offer”) by the Issuer for any and all of the Issuer’s outstanding 4.75% Senior Notes due 2022. A copy of the press release, dated May 2, 2018, announcing the expiration and results of the Tender Offer is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Senior Notes Indenture, dated as of May 2, 2018, by and among Darling Global Finance B.V., Darling Ingredients Inc., the subsidiary guarantors party thereto from time to time, Citibank, N.A., London Branch, as trustee and principal paying agent, and Citigroup Global Markets Deutschland AG, as principal registrar.

4.2	Form of 3.625% Senior Note due 2026 (included in Exhibit 4.1).

99.1	Press Release dated May 2, 2018, announcing the expiration and results of the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: May 2, 2018	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel